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                                                                    EXHIBIT 5.01

                                February 14, 2000

Board of Directors
Kennametal Inc.
1600 Technology Way
P.O. Box 231
Latrobe, PA  15650

Gentlemen:

         We have acted as counsel to Kennametal Inc., a Pennsylvania corporation (the "Corporation"), in connection with the proposed issuance by the Corporation of an additional 25,000 shares of the Corporation's capital stock, par value $1.25 per share (the "Capital Stock"), pursuant to the terms of the Kennametal Inc. Directors Stock Incentive Plan, as amended (the "Plan").

         In connection with such proposed issuance, we have examined the Plan, the Certificate of Incorporation of the Corporation, as amended and restated, the By-laws of the Corporation, as amended and restated, the relevant corporate proceedings of the Corporation, the Registration Statement on Form S-8 covering the issuance of the shares, and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Capital Stock has been duly issued and delivered pursuant to the terms of the Plan, such shares of Capital Stock will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           BUCHANAN INGERSOLL
                                           PROFESSIONAL CORPORATION

                                           By: /s/ Ronald Basso
                                              ---------------------------
                                              Ronald Basso